Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2012 relating to the consolidated financial statements of China 3C Group (the "Company") for the years ended December 31, 2011 and 2010, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the headings “Expert” in such Registration Statement.

Goldman Kurland and Mohidin LLP

/s/ Goldman Kurland and Mohidin LLP
Encino, California
July 19, 2012